 Exhibit 32.02

CERTIFICATION PURSUANT TO

THE SARBANES-OXLEY ACT OF 2002

CHIEF FINANCIAL OFFICER

I, Skuli Thorvaldsson, certify that:

In connection with the Quarterly Report on Form 10-Q of Digital Creative Development Corporation for the quarter ending March 31, 2013 (the "Report"), the undersigned officer of the Company, certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 20, 2013	Digital Creative Development Corp.
By: /s/ Skuli Thorvaldsson
Skuli Thorvaldsson Chief Financial Officer